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                                                                   EXHIBIT 23(d)

                            INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Response USA, Inc. on Form S-3 (Registration No. 333-65399) of our report dated November 18, 1998 appearing in the Current Report on Form 8-K/A of Response USA, Inc. having a report date of October 1, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

                                   GOLDSTEIN, LEWIN & CO.
                                   /s/ Goldstein, Lewin & Co.

Boca Raton, Florida
December 22, 1998